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Exhibit 24.1

POWER OF ATTORNEY

        Each of the undersigned, an officer or director, or both, of FAO, Inc. ("FAO"), do hereby appoint Jerry R. Welch his or her true and lawful attorney-in-fact to execute on behalf of FAO and the undersigned the following documents and any and all amendments thereto (including post-effective amendments):

  (i)
  Registration Statement Nos. 333-08157, 333-84438, 333-90874 and 333-96987, relating to resale of FAO common stock; and

  (ii)
  Registration Statement Nos. 33-57572, 333-21749, 333-77671, 333-78837, 333-38614, 333-45694, 333-75508 and 333-89216, relating to the offer and sale of FAO Common Stock under the FAO 1991 Employee Stock Option Plan;

and to file the same, with all exhibits thereto and other documents in connection therewith, and to do any and all acts or things, in our name and on our behalf in our capacities as directors and officers of FAO as listed below, which said attorney may deem necessary or advisable to enable FAO to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in connection with the Registration Statements identified above, and the undersigned do hereby ratify and confirm all that said attorney shall do or cause to be done by virtue hereof.

        Witness the due execution hereof as of June 27, 2003.

Signature	Title

/s/ FRED KAYNE Fred Kayne	Chairman of the Board, Director
/s/ RICHARD A. KAYNE Richard A. Kayne	Director
/s/ JILL T. HIGGINS Jill T. Higgins	Director
/s/ DOUGLAS COLTHARP Douglas Coltharp	Director
/s/ BRIAN MCDERMOTT Brian McDermott	Director
/s/ CHARLES NORRIS Charles Norris	Director
/s/ DAVID WALSH David Walsh	Director
/s/ JEROME A. KOLLAR Jerome A. Kollar	Senior Vice President-Finance and Controller (Principal Financial and Accounting Officer)

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  Exhibit 24.1
POWER OF ATTORNEY